SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 20, 2004

Date of earliest event reported: February 18, 2004

CREATIVE HOST SERVICES, INC.

(Exact name of registrant as specified in its charter)

California	000-22845	33-0169494
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

16955 Via Del Campo, Suite 110
San Diego, CA 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 675-7711

Item 5. Other Events

     On February 18, 2004, Creative Host Services, Inc. (the “Company”) and Compass Group USA Investments, LLP (“Compass”) issued a joint press release, set forth as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing that the Company had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Compass and Yorkmont Five, Inc. (“Yorkmont”), a wholly owned indirect subsidiary of Compass. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Yorkmont will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of the Company at a purchase price of $3.40 per share, in cash. Following consummation of the Offer and subject to the satisfaction of the conditions set forth in the Merger Agreement, Yorkmont will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned indirect subsidiary of Compass.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Joint Press Release issued by Creative Host Services, Inc. and Compass Group USA Investments, LLP, dated February 18, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE HOST SERVICES, INC.

Dated: February 20, 2004	By:	/s/ Sayed Ali

Sayed Ali
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release issued by Creative Host Services, Inc. and Compass Group USA Investments, LLP, dated February 18, 2004.